SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.   20549

                                   FORM 8-K/A

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report
(Date of earliest event reported)    June 9, 1998


                         L.B. FOSTER COMPANY

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           (Exact name of registrant as specified in its charter)



PENNSYLVANIA                           0-1043             25-1324733
(State of other jurisdiction) 	(Commission File No.)    (IRS Employer
    of incorporation)                                   Identification No.)



   415 HOLIDAY DRIVE, PITTSBURGH, PENNSYLVANIA                15220
    (Address of principal executive offices)                (Zip Code)



              Registrant's telephone number, including area code

                               412-928-3417


 (Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets.
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	On June 9, 1998, L.B. Foster Company (the "Registrant") sold to
Northwest Pipe Company ("Northwest") the plant, equipment, inventory, leasehold and contract rights and miscellaneous assets related to Registrant's spiralweld pipe manufacturing facility in Wood County, West Virginia (the "Business"). The foregoing sale (the "Sale") was effected in accordance with the Asset Purchase Agreement dated as of June 5, 1998 by and among Registrant and Northwest (the "Agreement").

	The purchase price for the plant, buildings, equipment, leasehold and contract rights and miscellaneous assets was $5,305,512. Northwest also paid to Registrant the estimated book value of the Business's inventory; Northwest paid to Registrant 90% of the inventory's book value, net of assumed accounts payable, at Closing and deposited the balance into escrow pending the post-closing confirmation of the inventory's value.

	Northwest paid the purchase price, at closing by: (i) making a cash payment of $7,116,325 to Registrant; (ii) making a $201,987 deposit into the aforementioned escrow account; and (ii)
assuming $2,411,808 of Registrant's accounts payable.

                              SIGNATURES


	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.



                                     L.B. FOSTER COMPANY

                                    	By: /s/  Roger F. Nejes
                                     ------------------------
                                     Roger F. Nejes
                                     Title: Senior Vice President and
                                  		 Chief Financial Officer



Date:	June 18, 1998